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                                                                     Exhibit 5.2


                                 Clinton Square
                                 P.O. Box 31051
                            Rochester, NY 14603-1051
                                 (716) 263-1000
                               Fax: (716) 263-1600



                                September 4, 2001

Constellation Brands, Inc.
300 WillowBrook Office Park
Fairport, New York 14450

         Re:      Registration Statement on Form S-3 (No. 333-63480)
                  --------------------------------------------------

Ladies and Gentlemen:

         We have acted as counsel to Constellation Brands, Inc. (the "Company") in connection with the above-referenced Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Act"), relating to the proposed public offering of up to 2,150,000 shares (the "Stockholder Shares") of Class A Common Stock, par value $.01 per share of the Company (the "Common Stock"), all of which Stockholder Shares may be sold by the selling stockholders, and the proposed public offering of up to 322,500 shares of Common Stock (the "Company Shares" and, together with the Stockholder Shares, the "Shares") which may be sold by the Company in connection with an over-allotment option granted by the Company to the underwriter, in each case as set forth in the prospectuses which form a part of the Registration Statement (the "Prospectuses") and the preliminary supplement to the Prospectuses (the "Prospectus Supplement").

         In connection with rendering this opinion, we have examined the Certificate of Incorporation and the Bylaws of the Company, each as amended to date; such records of the corporate proceedings of the Company as we have deemed material; the form of Amendment No. 1 to the Registration Statement relating to the Shares, the Prospectuses and the Prospectus Supplement; and such other certificates, receipts, records, and documents as we have considered necessary for the purposes of this opinion.

         In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, the genuineness of all signatures on documents reviewed by us and the legal capacity of natural persons.

         Based upon the foregoing we are of the opinion that (i) the Stockholder Shares are duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the

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Constellation Brands, Inc.
September 4, 2001
Page 2


Company, and (ii) the Company Shares are duly authorized and, after they have been appropriately sold and delivered in accordance with resolutions adopted by the Board of Directors of the Company and the pricing committee established by the Board of Directors and in accordance with the terms of the underwriting agreement referred to in the Prospectus Supplement, will be validly issued, fully paid and non-assessable.

         We hereby consent to the reference to our firm under the caption "Legal Opinions" in the Registration Statement and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC thereunder.

                                             Very truly yours,


                                             /s/ Nixon Peabody LLP